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[LETTERHEAD OF KPMG PEAT MARWICK APPEARS HERE]


                       Independent Accountants' Report
                       -------------------------------

The Board of Directors
Dauphin Deposit Corporation:

We have reviewed the consolidated balance sheets of Dauphin Deposit Corporation and subsidiaries as of March 31, 1994 and 1993, and the related consolidated statements of income and cash flows for the three-month periods ended March 31, 1994 and 1993. These financial statements are the responsibility of Dauphin's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Dauphin Deposit Corporation and subsidiaries as of December 31, 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated January 28, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 1993 is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                    /s/ KPMG Peat Marwick
                                        KPMG PEAT MARWICK


April 13, 1994


                                Exhibit 15(a)